UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 5, 2005



                             ONE LINK 4 TRAVEL, INC
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                   333-81922                   43-1941213
          --------                   ---------                   ----------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)


 One Market Plaza, Spear Tower, Suite 3600, San Francisco, CA           94105
 -------------------------------------------------------------          -----
           (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (415) 293-8277
                                                           --------------

                                 Not Applicable
            --------------------------------------------------------
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

     On May 5, 2005, One Link 4 Travel, Inc. (the "Company") entered into an Acquisition Agreement (the "Agreement") with Reservation Center Inc. ("RCI") and the stockholders of RCI pursuant to which the Company acquired sole ownership of RCI including the operations, assets, liabilities and business of RCI.

     The Company filed its initial report on Form 8-K on May 9, 2005 reporting the acquisition of RCI by the Company. The purpose of this Amendment is to include the information required by Item 9.01.

Item 9.01.  Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired.

          Financial statements of Reservation Center, Inc. are attached as pages F-1 to F-24.

     (b)  Pro forma financial information.

          Pro forma financial information is attached as pages F-25 to F-30.

     (c)  Exhibits.

          10.20 Acquisition Agreement entered into on April 1, 2005 among the Company and Reservation Center Inc., filed as Exhibit 10.20 to the Company's Report on Form 10-KSB for the fiscal year ended December 31, 2004, is incorporated hereby by reference.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  July 21, 2005                                ONE LINK 4 TRAVEL, INC


                                                    By: /s/ F. W. Guerin
                                                        -----------------------
                                                        F. W. Guerin
                                                        Chief Executive Officer

                            RESERVATION CENTER, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
                           AND THE THREE MONTHS ENDED
                           FEBRUARY 28, 2005 AND 2004

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
        AND THE THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004(UNAUDITED)




                                    CONTENTS



                                                                       Page


Independent Auditors' Report                                            F-1


Financial Statements:

  Balance Sheets                                                  F-2 - F-3

  Statements of Operations                                              F-4

  Statements of Stockholders' Deficit                                   F-5

  Statements of Cash Flows                                        F-6 - F-7

  Notes to Financial Statements                                  F-8 - F-24

                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors and Stockholders
RESERVATION CENTER, INC.
Agoura Hills, California


We have audited the accompanying balance sheets of Reservation Center, Inc. as of November 30, 2004 and 2003, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended November 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reservation Center, Inc. as of November 30, 2004 and 2003 and the results of its operations and its cash flows for each of the two years in the period ended November 30, 2004 in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has incurred significant net losses over the past several years and has significant accumulated and stockholders' deficit. The Company also has a significant working capital deficit. These factors raise substantial doubts about its ability to continue as a going concern. Management's plan in regard to this matter is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Kallman and Co., LLP CPA's
------------------------------

Brentwood, California
July 6, 2005


                            RESERVATION CENTER, INC.

                                 BALANCE SHEETS

           NOVEMBER 30, 2004 AND 2003 AND FEBRUARY 28, 2005(UNAUDITED)




                                     ASSETS



                                                     Nov. 30,     Nov. 30,     Feb. 28,
                                                       2004         2003         2005
                                                    ----------   ----------   ----------
                                                                              (Unaudited)
Current assets:
 Cash and cash equivalents                          $   35,103   $   13,408   $  110,000
 Accounts receivable-net of -0-, -0-, and $19,000
  allowance respectively                               242,328      428,254    1,746,463
Due from stockholders                                   95,000      105,000       95,000
 Income taxes receivable                                71,677           --       38,160
 Prepaid expenses and other
  current assets                                       226,780      196,612          870
                                                    ----------   ----------   ----------

     Total current assets                              670,888      743,274    1,990,493

Property and equipment,
 net of accumulated
 depreciation of
 $326,912, $306,004, and $331,197,
 respectively                                           50,952       34,169       33,113

Other assets:
 Deposits                                               43,258       32,764       43,258
                                                    ----------   ----------   ----------

     TOTAL ASSETS                                   $  765,098   $  810,207   $2,066,864
                                                    ==========   ==========   ==========







   The accompanying notes are an integral part of these financial statements.

                                   (Continued)

                            RESERVATION CENTER, INC.

                                 BALANCE SHEETS

           NOVEMBER 30, 2004 AND 2003 AND FEBRUARY 28, 2005(UNAUDITED)



                      LIABILITIES AND STOCKHOLDERS' DEFICIT


                                       Nov. 30,      Nov. 30,        Feb. 28,
                                         2004          2003            2005
                                      ----------     ----------     ----------
                                                                    (Unaudited)
Current liabilities:
 Accounts payable                     $   168,782    $   101,459    $    93,086
 Accrued expenses                         195,695        257,055        234,473
 Line of credit                            25,000         25,000         25,000
 Notes payable to bank                    500,000        150,000        450,000
 Current maturities of
  long-term debt                           16,619         13,754         16,801
 Due to stockholder                       160,000             --             --
 Deferred income                          589,159        925,890      2,718,894
                                      -----------    -----------    -----------

     Total current liabilities          1,655,255      1,473,158      3,538,254
                                      -----------    -----------    -----------

Long-term liabilities:
 Long-term debt, net of
  current maturities                       57,195         27,720         53,341
 Deferred income, net of
  current portion                          22,336             --         19,768
                                      -----------    -----------    -----------

                                           79,531         27,720         73,109
                                      -----------    -----------    -----------

Commitments and contingencies
 (Note 9)                                      --             --             --

Stockholders' deficit:
 Common stock, no par value,
  authorized 1,000 shares;
  issued and outstanding
  200 shares                               10,801         10,801         10,801
 Accumulated deficit                     (980,489)      (701,472)    (1,555,300)
                                      -----------    -----------    -----------

     Total stockholders' deficit         (969,688)      (690,671)    (1,544,499)
                                      -----------    -----------    -----------

     TOTAL LIABILITIES AND
      STOCKHOLDERS' DEFICIT           $   765,098    $   810,207    $ 2,066,864
                                      ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                            RESERVATION CENTER, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
        AND THE THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)


                                                                       Three Months  Ended
                                       Years Ended November 30,       Feb. 28,       Feb. 29,
                                         2004           2003           2005            2004
                                      ----------     -----------    -----------    -----------
                                                                    (Unaudited)    (Unaudited)
Revenue, net                          $ 5,240,313    $ 4,706,446    $ 1,263,373    $ 1,097,816
                                      -----------    -----------    -----------    -----------

Selling and marketing                   1,267,801        897,906        354,167        324,234
General and Administrative expenses     4,239,756      3,792,685      1,475,361      1,323,463
                                      -----------    -----------    -----------    -----------

                                        5,507,557      4,690,591      1,829,528      1,647,697
                                      -----------    -----------    -----------    -----------

Operating income (loss)                  (267,244)        15,855       (566,155)      (549,881)
                                      -----------    -----------    -----------    -----------

Other income/(expense):
  Interest expense                        (10,975)        (7,409)        (8,657)        (5,062)
  Miscellaneous income                         --          4,331             --          8,347
                                      -----------    -----------    -----------    -----------

                                          (10,975)        (3,078)        (8,657)         3,285
                                      -----------    -----------    -----------    -----------

Income (loss) before income taxes        (278,219)        12,777       (574,812)      (546,596)
Income tax expense                            800         10,901             --             --
                                      -----------    -----------    -----------    -----------

Net income (loss)                     $  (279,019)   $     1,876    $  (574,812)   $  (546,596)
                                      ===========    ===========    ===========    ===========



   The accompanying notes are an integral part of these financial statements.



                            RESERVATION CENTER, INC.

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
        AND THE THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004(UNAUDITED)




                                    Common Stock
                                    ------------
                                Number                                      Total
                                  of                      Accumulated   Stockholders'
                                shares        Amount        deficit       deficit


Balance, November 30, 2002           200   $    10,801   $  (703,348)   $  (692,547)



Net income                            --            --         1,876          1,876
                             -----------   -----------   -----------    -----------



Balance, November 30, 2003
 (Audited)                           200        10,801      (701,472)      (690,671)



Net loss                              --            --      (279,019)      (279,019)
                             -----------   -----------   -----------    -----------



Balance, November 30, 2004
 (Audited)                           200        10,801      (980,491)      (969,690)



Net loss (unaudited)                  --            --      (574,812)      (574,812)
                             -----------   -----------   -----------    -----------



Balance, February 28, 2005
(Unaudited)                          200   $    10,801   $(1,555,303)   $(1,544,502)
                             ===========   ===========   ===========    ===========



   The accompanying notes are an integral part of these financial statements.


                            RESERVATION CENTER, INC.

                            STATEMENTS OF CASH FLOWS



                                                                                       Three Months Ended
                                                       Years Ended November 30,       Feb. 28,       Feb. 29,
                                                          2004           2003           2005           2004
                                                      -----------    -----------    -----------    -----------
                                                                                    (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income/(loss)                                    $  (279,019)   $     1,876    $  (574,812)   $  (546,596)
 Adjustments to reconcile income/(loss) to net
  cash provided by/(used in) operating activities:
    Depreciation and amortization                          31,270         80,587          6,500          7,015
    Gain on sale of equipment                                  --             --         (9,253)            --
 Changes in assets and liabilities:
  Accounts receivable                                     185,927       (206,780)    (1,504,136)    (1,210,969)
  Income taxes receivable                                 (71,677)        13,139         33,517        (43,459)
  Prepaid expenses and other current assets               (30,168)        83,726        225,911        196,612
  Deposits                                                (10,493)       (10,000)            --        (10,000)
  Accounts payable and accrued expenses                    12,504         58,162        (36,917)       (59,977)
  Deferred income                                        (342,311)       174,654      2,141,138      1,810,790
  Income tax payable                                       (6,541)         3,802             --         (6,541)
                                                      -----------    -----------    -----------    -----------

Net cash provided by/(used in) operating activities      (510,508)       199,166        281,948        136,875
                                                      -----------    -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from the sale of fixed assets                    58,917             --         17,959             --
 Purchases of property and equipment                      (79,053)      (114,756)       (11,338)        (2,913)
 Receipts and payments from shareholders                   10,000        (10,000)            --       (110,000)
                                                      -----------    -----------    -----------    -----------

Net cash provided by (used in) investing activities       (10,136)      (124,756)         6,621       (112,913)
                                                      -----------    -----------    -----------    -----------



   The accompanying notes are an integral part of these financial statements.

                                   (Continued)

                            RESERVATION CENTER, INC.

                            STATEMENTS OF CASH FLOWS



                                                                                   Three Months Ended
                                                       Years Ended November 30,    Feb. 28,    Feb. 29,
                                                          2004        2003          2005        2004
                                                       ---------    ---------    ---------    ---------
                                                                                (Unaudited)  (Unaudited)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase from long-term borrowings                    $  43,946    $  36,118           --    $   6,000
 Repayment of debt                                       (11,607)     (10,000)      (3,672)      (2,500)
 Increase from short-term borrowings of debt             710,000           --           --       50,000
 Repayment of short-term borrowings of debt             (200,000)    (150,000)    (210,000)          --
                                                       ---------    ---------    ---------    ---------

Net cash provided by/(used in) financing activities      542,339     (123,882)    (213,672)      53,500
                                                       ---------    ---------    ---------    ---------

Net increase/(decrease) in cash and cash equivalents      21,695      (49,472)      74,897       77,462

Cash and cash equivalents, beginning
 of the period                                            13,408       62,880       35,103       13,408
                                                       ---------    ---------    ---------    ---------

Cash and cash equivalents at end of period             $  35,103    $  13,408    $ 110,000    $  90,870
                                                       =========    =========    =========    =========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
  Taxes                                                $  70,000    $     800    $      --    $      --
                                                       =========    =========    =========    =========

  Interest expense                                     $  10,975    $   7,409    $   8,657    $   5,053
                                                       =========    =========    =========    =========




   The accompanying notes are an integral part of these financial statements.

                            RESERVATION CENTER, INC.

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
        AND THE THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)


1.   Summary of Significant Accounting Policies:

     Nature of business:

     Reservation Center, Inc. (the "Company" and "RCI"), incorporated on January 5, 1984, provides customer service support activities to travel agents through its Reservation Center program. The Company provides sales promotion activities including publishing a travel reservation directory on behalf of hotels to travel agents through its Computerized Corporate Rate Association ("CCRA") program. Business is conducted mostly in the United States.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

     Revenue recognition:

     The Company provides reservation services for customers of travel agencies on a 24 hour, 7 days a week basis. Travel agencies are billed in advance for these services and revenue recognition is deferred until these services have been rendered. Additional services are billed in arrears for which revenue is recognized when services have been rendered without any remaining material performance obligations.

     The Company also provides marketing services for hotels and other travel related companies directed toward travel agencies. The hotels and travel companies pay in advance to be listed in a directory provided to travel agencies and other marketing services. The Company additionally provides performance based services for which it is paid in arrears. Most of the revenue for both programs is billed in advance of services rendered ranging from approximately 45 days to over one year. The services provided in the CCRA program call for payment by September of each year for revenues earned over the subsequent year.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)


1.   Summary of Significant Accounting Policies (Continued):

     Revenue recognition (continued):

     The Company accrues income pro rata over its fiscal year as the billings for the CCRA program are based on services rendered throughout its fiscal year. CCRA also has internet activities in which the customer advances payments before the service date. Such amounts are also deferred for revenue recognition purposes. Commission fees are unearned until the date the service is rendered.

     For both programs, money collected in advance is deferred and recognized into revenue as it is earned. Money collected but not earned is shown as deferred income.

     Cash and cash equivalent:

     Cash and cash equivalent consist of cash held in bank demand deposits and highly liquid investments with remaining maturities of three months or less at the date of purchase.

     Prepaid expenses:

     The Company capitalizes payroll and other direct costs related to the preparation of the travel directory in which costs are incurred in advance of the distribution of the travel directories. These prepayments are expensed when the directory is distributed to the customer in the subsequent year.

     Property and equipment:

     Property and equipment are stated at cost less accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the following estimated useful lives: computers, furniture, and fixtures - five to seven years; automobiles - five years; leasehold improvements - the shorter of the lease term or the estimated useful life of the asset.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




1.   Summary of Significant Accounting Policies (Continued):

     Concentrations of credit risk:

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable and cash. The Company's credit risk associated with trade receivables is minimal due to the Company's diversified customer base and ongoing control procedures which monitor the credit worthiness of customers. The Company places its cash in high credit quality financial institutions. At times, the amounts may be in excess of the FDIC insurance limit.

     Income taxes:

     The Company accounts for income taxes in accordance with Financial Accounting Standards Statement No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year which the differences are expected to be settled or realized.

     Fair value of financial statements:

     The carrying value of cash, trade receivables, other current assets, accounts payable and accrued expenses approximates fair value due to their short-term nature. The carrying value of the Company's borrowings approximates fair value based on current borrowing rates.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




1.   Summary of Significant Accounting Policies (Continued):

     Provision for Bad debts:

     The Company routinely reviews accounts receivable for potential uncollectible accounts. Accounts are written off when considered uncollectible and a reserve for uncollectible accounts is provided for when accounts are not written off. Many of the uncollectible accounts result from billing disputes, in which case, net revenues are reduced. Uncollectible accounts were expensed as a reduction in revenue totaling $65,598 during the year ended 2004 and $47,366 during the year ended 2003.

     Advertising costs:

     Advertising costs are expensed as incurred. Advertising expense was $17,000 and $10,000 for the years ended November 30, 2004 and 2003, respectively.

     Impairment of long-lived assets:

     The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, Impairment of Long-Lived Assets. SFAS No. 144 requires an impairment loss to be recognized on assets to be held and used if the carrying amount of a long-lived asset group is not recoverable from its undiscounted cash flows. The amount of the impairment loss is measured as the difference between the carrying amount and the fair value of the asset group. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     Stock Options and Warrants:

     The Company has adopted the disclosure provisions of SFAS No. 148 and 123, "Accounting for Stock-Based Compensation." It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for options and warrants and does not recognize compensation expense other than for restricted stock, options and warrants issued to outside third parties for services. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for warrants consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would not change materially, as there were no warrants issued or outstanding (unrestricted) to employees during the period.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




1.   Summary of Significant Accounting Policies (Continued):

     Recently Issued Accounting Standards:

     In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123" (FAS 148). The statement amends SFAS 123 "Accounting for Stock Based transition to the fair value based method of accounting for stock based employee compensation. FAS 148 also amends the disclosure requirement of FAS 123 to require disclosure of the method used to account for stock based employee compensation and the effect of the method on reported results in both annual and interim financial statements. The above issue standard has no impact on the current financial statements. There were other accounting pronouncements issued in 2004, of which none apply to the operating activities of the Company.

     In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin ("ARB") No. 51." This interpretation clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R), which allowed companies with certain types of variable interest entities to defer implementation until the first reporting period beginning after December 15, 2004 for small business issuers.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)



     In December 2003, the FASB issued SFAS No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits". This standard replaces FAS-132 of the same title, which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under FAS-87, "Employers' Accounting for Pensions", FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity, and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003, and for interim periods beginning after December 15, 2003. The adoption of this Statement is not expected to have a material impact on the Company's financial position, results of operations, or cash flows.

     In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition". SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements". SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB 104. While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104, which was effective upon issuance. The adoption of SAB 104 did not impact the consolidated financial statements.

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)


     In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)". The amendments made by Statement 152 amend FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

     In December 2004, the FASB issued SFAS No.153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)


     In December 2004, the FASB issued SFAS No.123 (revised 2004), "Share-Based Payment". Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

     In December 2004 the FASB issued two FASB Staff Positions--FSP FAS 109-1, Application of SFAS Statement 109 "Accounting for Income Taxes" to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

     In March 2005, the FASB issued Staff Accounting Bulletin No. 107 ("SAB 107") which provides additional guidance to the new stock option expensing provisions under SFAS 123(R). SAB 107 acknowledges that fair value estimates cannot predict actual future events and as long as the estimates are made in good faith, they will not be subsequently questioned no matter what the actual outcome. Historical volatility should be measured on an unweighted basis over a period equal to or longer than the expected option term or contractual term, depending on the option-pricing model that is used. Implied volatility is based on the market prices of a company's traded options or other financial instruments with option-like features, and is derived by entering the market price of the traded option into a closed-form model and solving for the volatility input. SAB 107 provides additional guidance for companies when estimating an option's expected term. In general, companies are not allowed to consider additional term reduction and the option term cannot be shorter than the vesting period. Companies are permitted to use historical stock option exercise experience to estimate expected term if it represents the best estimate for future exercise patterns. SAB 107 provides that companies should enhance MD&A disclosures related to equity compensation subsequent to adoption of Statement 123(R). SAB 107 provided that companies should provide all disclosures required by Statement 123 (R) in the first 10-Q filed after adoption of the new rules.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)


     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154") which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements--An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by first quarter of fiscal 2007. The company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.



2.   Going Concern Issue:

     The Company has experienced continuous losses and working capital deficits. On May 5, 2005, the Company was acquired pursuant to an acquisition agreement (see Note 13, Subsequent Events). Although steps are being taken to reduce operating expenses and increase revenues, any projected cash flows are uncertain because of the transition in management or potential inability of management to execute its plan. The Company is reviewing its business model, evaluating revenue pricing and eliminating redundant business functions and personnel. The Company will have increased Securities and Exchange Commission and Sarbanes-Oxley Section 404 compliance costs as a subsidiary of a public reporting entity. Furthermore, the Company started a new activity on the internet which has suffered losses approximating $200,000 for the year ended 2004 which may offset planned reductions in operating expenses. Included in past losses were discretionary owners' perquisites (perks) in lieu of compensation and fees paid to another stockholder. These expenses, totaling approximately $275,000 in fiscal year ended November 30, 2004, are costs that management plans to eliminate.

     The Company received $250,000 for working capital from the acquiring company after the transaction closed.

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




3.   Interim Financial Statements:

     The accompanying financial statements have been prepared on the accrual basis of accounting principles generally accepted in the United States for interim financial information. The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the financial statements for the year ended November 30, 2004 and 2003.

     Interim financial statements presented in the Statement of Operations may not be representative of annual financial results because of the materiality of the effect of deferred income and related sales recognition issues and normal operating expenses during the year. The deferred income also has an impact on the Balance Sheets related to the levels of working capital.


4.   Property and Equipment:

     Property and equipment consist of the following:


                                                         2004             2003
                                                       --------         --------
         Computer, furniture
          and fixtures                                 $258,805         $272,107
         Automobiles                                    106,518           55,525
         Leasehold improvements                          12,541           12,541
                                                       --------         --------

                                                        377,864          340,173
         Less: accumulated depreciation                 326,912          306,004
                                                       --------         --------

                                                       $ 50,952         $ 34,169
                                                       ========         ========

                            RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




4.   Property and Equipment (Continued):

     There are no fixed assets under capitalized leases.

     Depreciation expense was $31,270 and $80,587 for the years ended November 30, 2004 and 2003, respectively. There were no material transactions during the interim periods.

5.   Notes Payable to Bank:

     The Company has a credit line of $25,000 with a bank. There is no maturity date. Interest accrues at prime plus 1.25% per annum at November 30, 2004 and 2003, respectively and is payable monthly. The loan was paid in full March 31, 2005.

     The Company has revolving commercial loans with a bank consisting of the following:


                                                              2004        2003
                                                            --------    --------


      Note payable to bank, unsecured, interest
      accrues at prime plus 1.25% (5.25% at
      November 30, 2003) and is payable monthly,
      principal and unpaid accrued interest due
      October 11, 2004                                      $     --    $150,000

      Note payable to bank, unsecured interest
      accrues at prime plus 1.25% (6.25% at
      November 30, 2004) principal and unpaid accrued
      interest due October 11, 2005                         $200,000    $     --

      Note payable to bank, unsecured, interest
      accrues at prime plus 1.25% (6.25% at
       November 30, 2004), principal and unpaid accrued
      interest due January 31, 2005                          300,000          --
                                                            --------    --------

                                                            $500,000    $150,000
                                                            ========    ========

                           RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)



5.   Notes Payable to Bank (Continued):

     The notes payable are personally guaranteed by a stockholder. Transactions affecting debt activities reduced the balance by $50,000 at February 28, 2005.

6.   Long-Term Debt:

     Long-term debt consists of the following:


                                                           2004         2003
                                                         --------     -------
         Note payable - auto, payable in
         monthly installments of $700,
         including interest at 5.99%,
         maturing December, 2008                         $ 29,868     $36,118

         Note payable - bank, payable in monthly
         installments of $833, plus interest at
         8%, maturing May, 2004                          $     --     $ 5,356

         Note payable - auto, payable in
         monthly installments of $829,
         including interest at 0.00%,
         maturing April, 2009                              43,946          --
                                                          -------     -------

            Total long-term debt                           73,814      41,474
            Less current maturities                        16,619      13,754
                                                          -------     -------

                                                          $57,195     $27,720
                                                          =======     =======

     At November 30, 2004, future minimum principal payments on long-term debt are as follows:

                  2005                                    $16,619
                  2006                                     17,129
                  2007                                     17,571
                  2008                                     18,041
                  2009                                      4,454
                                                          -------

                                                          $73,814
                                                          =======

                           RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)



7.   Deferred Revenue:

     Deferred revenue consists of the following:

                                          Feb. 28,
                                            2005           2004         2003
                                         ----------       --------     --------
                                         (unaudited)
      Reservation Center                 $2,330,702       $313,918     $316,368
      CCRA                                  382,675        269,660      602,859
      Sales/Leaseback - Equipment            25,285         27,917            -
                                          ---------        -------      -------

                                          2,738,662        611,495      919,227
      Less current portion                2,718,894        589,159      919,227
                                          ---------       --------     --------

                                          $  19,768       $ 22,336     $      -
                                          =========       ========     ========

     Reservation Center is a 24 hour/7 days per week service to travel agents. CCRA provides marketing services and distributes a travel directory on behalf of hotel and other travel providers to travel agents.

     The Company had a sale/lease back of equipment in September 2004. For financial reporting purposes, the gain on the sale of equipment of $27,917 will be deferred over the life of the new equipment operating lease of 60 months. The deferred equipment rental income at November 30, 2004 consists of the following:

     Current                              $  5,581
     Long-term                              22,336
                                          --------

                                          $ 27,917
                                          ========

     In the first quarter of 2005 the Company consummated another sale/lease back transaction. The proceeds amounted to $17,959 and the balance of unearned income at February 28, 2005 is $25,285 of which $5,517 is current and the Long-term portion is $19,768.

8.   Related-Party Transactions:

     The Company has made advances to and received advances from a stockholder. The net amount due to the stockholder for these advances was $160,000 at November 30, 2004; the net amount due from this stockholder for these advances was $10,000 at November 30, 2003.

                           RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




8.   Related-Party Transactions(Continued):

     Amounts due from another stockholder totaled $95,000 at November 30, 2004 and 2003, are non-interest bearing and have no set repayment terms. This stockholder received consulting fees of $96,000 in each of the years ended November 30, 2004 and 2003, respectively.

     The stockholders took discretionary compensation in the form of expenses charged to auto, travel and entertainment and office expenses. The additional compensation was reviewed by the acquiring Company and was estimated from interim financial data. Some of these expenses may have been discretionary expenses and certain payments were included in the estimated amounts for the owners' perks which were $179,000 and $116,000 for the years ended November 30, 2004 and 2003, respectively. The acquiring Company will eliminate all of the above-mentioned related-party expenses.

9.   Stock Purchase Warrants:

     A key management employee owns a warrant, granted in 1995, to purchase up to 20% of the Company's common stock if she remains an employee of the Company for 10 continuous years but not later than February 1, 2006. If the Company or a substantial amount of the Company's assets are sold prior to that date, the exercise date is accelerated if she continues employment. The option price was based on the fair market value of the purchase price. The employee received $1,200,000 for redeeming the warrants based on a $6,000,000 purchase price effective on the date of acquisition which was April 29, 2005.

10.  Commitments:

     The Company leases office space and various equipment under non-cancelable operating leases that expire in 2005. Some of these leases have subsequently been extended on a month to month basis.

                           RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




10.  Commitments(Continued):

     Future minimum lease payments of $125,924 are required under non-cancelable operating leases for the period ended November 30, 2004. All of the above leases expire during 2005, except one lease which is immaterial. The Company is moving into smaller quarters at the end of 2005. The letter of intent for the building lease is for a five year term with a monthly rental of $15,800 or $189,600 annually through 2010.

     Rental expense was $340,074 and $383,367 for the years ended November 30, 2004 and 2003, respectively.

     The Company has four pending lawsuits all of which are considered immaterial, having no major impact on the financial statements. The purchase agreement with the acquiring Company provides that any undisclosed liabilities arising before the acquisition date will be the obligations of the selling shareholders and deducted from seller notes under the representations and warranty provision of the Acquisition Agreement.

11.  Retirement Plan:

     The company maintains a Savings Incentive Match Plan for Employees (SIMPLE) IRA which covers all employees with 2 years of service. The Company matches the employees' contribution dollar-for-dollar up to 3% of each employees contribution. The Company's contribution to the plan is mandatory. The Company's contribution to the plan was $34,143 and $14,275 for the years ended November 30, 2004 and 2003, respectively.

12.  Income Taxes:

     The provision for income taxes is as follows:

                                            2004               2003
                                           ------            -------

      Current                               $800            $10,901
      Deferred                                --                 --
                                            ----            -------

                                            $800            $10,901
                                            ====            =======

                           RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




12.  Income Taxes (Continued):

     Significant components of deferred tax assets and deferred tax liabilities are as follows:

                                                          2004          2003
                                                       -------        ------

         Deferred tax assets:
                  Miscellaneous                       $    120        $1,632
                  Depreciation                          11,348         2,175
                  Loss carryforwards                   126,000             -
                                                      --------        ------

         Gross deferred tax assets                     137,468         3,807
         Deferred tax assets
          valuation allowance                         (137,468)       (3,807)
                                                      --------        ------

                                                      $      -        $    -
                                                      ========        ======


     Valuation allowances of $127,468 and $3,807 were established as of November 30, 2004 and 2003, respectively, as the Company does not believe that the benefit of these assets will be realized.

     The provision for income taxes for the interim periods and the deferred tax assets were not disclosed for the applicable periods because of the uncertainty related to profitablity. The change in the valuation allowance was $ 133,661 in year ended 2004 and $3,807 in year ended 2003.

13.  Subsequent events:

     On May 5, 2005, One Link 4 Travel, Inc. ("Onelink") entered into an Acquisition Agreement (the "Agreement") with the Company, and the current shareholders of the Company. Pursuant to the Agreement, Onelink will acquire all of the issued and outstanding shares of the Company from the Company stockholders, and thereby will acquire all of the operations, assets and liabilities of the Company.

                           RESERVATION CENTER, INC.

                 FOR THE YEARS ENDED NOVEMBER 30, 2004 AND 2003
          AND THREE MONTHS ENDED FEBRUARY 28, 2005 AND 2004 (UNAUDITED)




13.  Subsequent events (Continued):

     Subject to the terms and conditions of the Agreement, and effective as of May 5, 2005, the closing date, the Company and Onelink will pay $4,705,000 in consideration of (i) the transfer of RCI shares to Onelink by RCI Shareholders and (ii) the transfer by a shareholder to RCI of certain goodwill pursuant to a related Goodwill Purchase Agreement. As express conditions to the consummation of the transactions contemplated by the Agreement (i) Onelink will enter into a warrant purchase agreement to acquire an outstanding warrant to purchase approximately 20% of the Company for $1,200,000. Accordingly, the total consideration for the purchase of the Company will be approximately $5,905,000, of which $4,100,000 will be paid in cash on the Closing Date, with the balance of $1,805,000 payable pursuant to promissory notes payable over a two-year period. The Notes Payable include a $95,000 shareholder loan receivable as an offset to the above notes.

     Also, as conditions to the consummation of the transaction contemplated by the Agreement: (i) Onelink will enter into non-competition agreements with each of the shareholders who will agree not to engage in the business of the Company or Onelink for a period of five years, subject to certain terms and conditions, and (ii) Onelink will enter into a consulting agreement with one of the shareholders. The compensation for the covenant not to compete was a negotiated payment of $500,000.

        PROFORMA CONDENSED COMBINED FINANCIAL INFORMATION REFLECTING THE
                           EFFECTS OF THE ACQUISITION


The following present the combined financial statements of One Link 4 Travel, Inc. (the "Company") and Reservation Center Inc. ("RCI") for the Company's year ended December 31, 2004 as previously filed by the Company under form 10KSB and for the Company's quarter ended March 31, 2005 as previously filed by the Company under form 10QSB. RCI's balance sheets as of November 30, 2004 and February 28, 2005 have been derived from audited financial statements for the year ended November 30, 2004 and unaudited financial statements for the quarter ended February 28, 2005 included in this Form 8K/A. The proforma combined balance sheets as of December 31, 2004 and March 31, 2005 assumes that the acquisition of RCI had occurred on those dates. The proforma balance sheets are not necessarily indicative of the results that actually would have occurred if the acquisition had been completed on the assumed date(s) nor are the statements necessarily indicative of future combined financial position or earnings. The data presented should be read in conjunction with the financial statements of the Company and RCI for the periods shown.


                             ONE LINK 4 TRAVEL, INC.
                   PROFORMA CONDENSED COMBINED BALANCE SHEETS
                                December 31, 2004


                                                                  OneLink           RCI                        Proforma
                                                                 Stand-Alone    Stand-Alone    Adjustments     Combined    Notes
                                                                ------------    ------------   ------------  ------------  -----
ASSETS                                                            (audited)      (audited)     (unaudited)   (unaudited)
Cash                                                            $     95,618    $     35,103   $  2,300,000  $  2,430,721  1,2
Accounts receivable                                                      140         242,328                      242,268
Related party receivable                                                  --          95,000        (95,000)           --  2
Prepaid expenses and other current assets                            555,788         298,457                      854,245
                                                                ------------    ------------   ------------  ------------
Total current assets                                                 651,546         670,888      2,205,000     3,527,434
                                                                ------------    ------------   ------------  ------------

Fixed assets (net of accumulated depreciation)                        12,391          50,952                       63,343
Software development costs                                         1,537,214              --                    1,537,214
Deposits and other assets                                                 --          43,258                       43,258
Excess of purchase price over net tangible assets                         --              --      6,969,688     6,969,688  5
                                                                ------------    ------------   ------------  ------------
Total other assets                                                 1,549,605          94,210      6,969,688     8,613,503
                                                                ------------    ------------   ------------  ------------

Total assets                                                       2,201,151         765,098      9,174,688    12,140,937
                                                                ============    ============   ============  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses                                852,692         389,477                    1,242,169
Deferred income                                                           --         589,159                      589,159
Related party payables                                                79,543         160,000                      239,543
Notes payable                                                             --         500,000                      500,000
Note payable - related party                                         250,000              --                      250,000
Convertible notes (net of discount balance)                        1,696,390              --      6,400,000     8,096,390  1
Convertible notes - related parties (net of discount balance)        329,586              --                      329,586
Current maturities of long-term debt                                      --          16,619                       16,619
                                                                ------------    ------------   ------------  ------------
Total current liabilities                                          3,208,211       1,655,255      6,400,000    11,263,466
                                                                ------------    ------------   ------------  ------------

Long-term liabilities
Notes payable                                                             --              --      1,805,000     1,805,000  3
Deferred income, net of current portion                                   --          22,336                       22,336
Long-term debt, net of current portion                                    --          57,195                       57,195
                                                                ------------    ------------   ------------  ------------
Total long - term liabilities                                             --          79,531      1,805,000     1,884,531
                                                                ------------    ------------   ------------  ------------
Total liabilities                                                  3,208,211       1,734,786      1,755,000    13,147,997
                                                                ------------    ------------   ------------  ------------

Stockholders' equity (deficit)
Preferred stock                                                           --              --                           --
Common stock                                                          26,160              --             --        26,160
Additional paid-in capital/Members' equity                        16,531,935          10,801        (10,801)   16,531,935  4
Common stock receivable                                             (100,000)             --                     (100,000)
Accumulated  deficit                                             (17,465,155)       (980,489)       980,489   (17,465,155) 4
                                                                ------------    ------------   ------------  ------------
Total stockholders' equity (deficit)                              (1,007,060)       (969,688)       969,688    (1,007,060)
                                                                ------------    ------------   ------------  ------------

Total liabilities and stockholders' equity                      $  2,201,151    $    765,098   $  9,174,688  $ 12,140,937
                                                                ============    ============   ============  ============

______________
Notes

1 To reflect cash raised ($6,400,000) for working capital and to complete the acquisition of RCI.
2 Adjustments to reflect cash ($4,100,000) and other ($95,000) consideration in connection with RCI acquisition.
3    To reflect note payable for acquisition of RCI.
4 To reflect entries required to clear equity of RCI and correctly reflect the stockholders' equity of the merged entities.
5 Excess of value of cash, note and other consideration for purchase of RCI over net book value of RCI assets.
6 Does not reflect any allocation or amortization of covenants not to compete or any other intangible assets reflected in the excess of the purchase price over the value of the net assets acquired, as the purchase price allocation has not yet been completed.



                             ONE LINK 4 TRAVEL, INC.
              PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2004


                                              OneLink          RCI                       Proforma
                                            Stand-Alone    Stand-Alone   Adjustments     Combined    Notes
                                            ------------   -----------   -----------    -----------  -----
                                             (audited)      (audited)    (unaudited)    (unaudited)
Revenue                                    $        --    $ 5,240,313   $        --    $  5,240,313

Operating expenses:
Sales and marketing expenses                    604,823     1,267,801                     1,872,624
General and administrative expenses           4,541,031     4,239,756                     8,780,787   1
Depreciation and amortization                    13,534            --        100,000        113,534   2
Gain on extinguishment of debt-net             (274,884)           --                      (274,884)
                                            -----------    -----------   -----------    -----------

Total operating expenses                      4,884,504     5,507,557        100,000     10,492,062
                                            -----------    -----------   -----------    -----------

Loss from operations                         (4,884,504)     (267,244)      (100,000)    (5,251,749)

Other income (expense), net                     128,265          (786)                      127,479
Interest expense, net                        (1,336,734)      (10,989)      (750,000)    (2,097,723)  3
                                            -----------    -----------   -----------    -----------

Net loss                                    $(6,092,973)   $ (279,019)  $   (850,000)  $ (7,221,992)
                                            ===========    ===========   ===========    ===========
______________
Notes:

1) Depreciation expense of approximately $26,000 is included in general and administrative expenses for RCI.
2) To reflect amortization of covenants not to compete ($500,000) over the term of five years.
3) To reflect interest expense of notes payable and convertible notes. Does not include non-cash discount to convertible notes.




                             ONE LINK 4 TRAVEL, INC.
                   PROFORMA CONDENSED COMBINED BALANCE SHEETS
                                March 31, 2005


                                                                  OneLink           RCI                       Proforma
                                                                Stand-Alone     Stand-Alone     Adjustments   Combined     Notes
                                                                ------------    ------------   ------------  ------------  -----
ASSETS                                                           (unaudited)    (unaudited)    (unaudited)    (unaudited)
Cash                                                            $    178,026    $    110,000   $  2,300,000  $  2,588,026  1,2
Accounts receivable                                                      100       1,746,463                    1,746,563
Related party receivable                                                  --          95,000        (95,000)           --  2
Prepaid expenses and other current assets                            435,833          39,029                      474,862
                                                                ------------    ------------   ------------  ------------
Total current assets                                                 613,960       1,990,492      2,205,000     4,809,451
                                                                ------------    ------------   ------------  ------------

Fixed assets (net of accumulated depreciation)                         8,323          33,113                       41,436
Software development costs                                         1,515,473              --                    1,515,473
Deposits and other current assets                                         --          43,258                       43,258
Excess of purchase price over net tangible assets                         --              --      7,544,499     7,544,499  5
                                                                ------------    ------------   ------------  ------------
Total other assets                                                 1,523,796          76,371      7,544,499     9,144,666
                                                                ------------    ------------   ------------  ------------

Total assets                                                       2,137,756       2,066,863      9,749,499    13,954,117
                                                                ============    ============   ============  ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses                                898,616         352,559                    1,251,175
Deferred income                                                           --       2,718,894                    2,718,894
Related party payables                                                42,706              --                       42,706
Notes payable                                                             --         450,000                      450,000
Convertible notes (net of discount balance)                        1,731,000              --      6,400,000     8,131,000
Convertible notes - related parties (net of discount balance)        336,600              --                      336,600
Current maturities of long-term debt                                      --          16,801                       16,801
                                                                ------------    ------------   ------------  ------------
Total current liabilities                                          3,008,922       3,538,254      6,400,000    12,947,176
                                                                ------------    ------------   ------------  ------------

Long-term liabilities
Notes payable                                                             --              --      1,805,000     1,805,000  3
Convertible notes (net of discount balance)                          236,583              --                      236,583
Convertible notes - related parties (net of discount balance)        516,796              --                      516,796
Deferred income, net of current portion                                   --          19,768                       19,768
Long-term debt, net of current maturities                                 --          53,341                       53,341
                                                                ------------    ------------   ------------  ------------
Total long - term liabilities                                        753,379          73,109      1,805,000     2,631,488
                                                                ------------    ------------   ------------  ------------
Total liabilities                                                  3,762,301       3,611,363      8,205,000    15,578,664
                                                                ------------    ------------   ------------  ------------

Stockholders' equity (deficit)
Preferred stock                                                           --              --                           --
Common stock                                                          26,225              --             --        26,225
Additional paid-in capital/Members' equity                        16,801,373          10,801        (10,801)   16,801,373  4
Common stock receivable                                             (100,000)             --                     (100,000)
Accumulated  deficit                                             (18,352,144)     (1,555,300)     1,555,300   (18,352,144) 4
                                                                ------------    ------------   ------------  ------------
Total stockholders' deficit                                       (1,624,545)     (1,544,499)     1,544,499    (1,624,545)
                                                                ------------    ------------   ------------  ------------

Total liabilities and stockholders' deficit                     $  2,137,755    $  2,066,863   $  9,759,499  $ 13,954,119
                                                                ============    ============   ============  ============

______________
Notes

1 To reflect cash raised ($6,400,000) for working capital and to complete the acquisition of RCI.
2 Adjustments to reflect cash ($4,100,000) and other ($95,000) consideration in connection with RCI acquisition.
3    To reflect note payable for acquisition of RCI.
4 To reflect entries required to clear equity of RCI and correctly reflect the stockholders' equity of the merged entities.
5 Excess of value of cash, note and other consideration for purchase of RCI over net book value of RCI assets.
6 Does not reflect any allocation or amortization of covenants not to compete or any other intangible assets reflected in the excess of the purchase price over the value of the net assets acquired, as the purchase price allocation has not yet been completed.



                             ONE LINK 4 TRAVEL, INC.
              PROFORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
                          Three Months Ended March 31, 2005


                                              OneLink          RCI                       Proforma
                                            Stand-Alone    Stand-Alone   Adjustments     Combined    Notes
                                            ------------   -----------   -----------    -----------  -----
Revenues                                    $       --    $ 1,263,373   $        --    $ 1,263,373

Operating expenses
Sales and marketing expenses                   149,173        354,167                      503,340
General and administrative expenses            680,655      1,484,613                    2,165,268     1
Depreciation and amortization                    3,997             --         25,000        28,997     2
                                            -----------    -----------   -----------    -----------

Total operating expenses                       833,825      1,838,780         25,000     2,697,605
                                            -----------    -----------   -----------    -----------

Income (loss) from operations                 (833,825)      (575,407)       (25,000)   (1,434,232)

Other income (expense), net                    (19,283)        (8,657)                     (27,940)
Interest expense, net                         (133,881)         9,253       (187,500)     (312,128)    3
                                            -----------    -----------   -----------    ------------

Net income (loss)                           $ (986,989)    $ (574,811)   $  (212,500)   $(1,774,300)
                                            ===========    ===========   ===========    ===========
______________
Notes:

1) Depreciation expense of approximately $6,500 is included in general and administrative expenses for RCI.
2) To reflect amortization of covenants not to compete ($500,000) over the term of five years.
3) To reflect interest expense of notes payable and convertible notes. Does not include non-cash discount to convertible notes.




                             ONE LINK 4 TRAVEL, INC.

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                   (Unaudited)

BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements present the combined financial data of One Link 4 Travel, Inc.(the "Company") and Reservation Center Inc. ("RCI") for the Company's year ended December 31, 2004 as previously filed by the Company under form 10KSB and for the Company's quarter ended March 31, 2005 as previously filed by the Company under form 10QSB. RCI's balance sheets as of November 30, 2004 and February 28, 2005 have been derived from audited financial statements for the year ended November 30, 2004 and quarter ended February 28, 2005 (unaudited) included in this Form 8K/A. The proforma combined balance sheets as of December 31, 2004 and March 31, 2005 assumes that the acquisition of RCI had occurred on those dates. The pro forma balance sheets and statements of operations are not necessarily indicative of the results that actually would have occurred if the acquisition had been completed on the assumed date(s) nor are the statements necessarily indicative of future combined financial position or earnings.

SUMMARY OF TRANSACTION

On May 5, 2005, the Company entered into an Acquisition Agreement (the "Agreement") with RCI, and the current shareholders of the RCI. Pursuant to the Agreement, the Company acquired all of the issued and outstanding shares of RCI from the RCI stockholders, and thereby acquired all of the operations, assets and liabilities of RCI.

Subject to the terms and conditions of the Agreement, and effective as of May 5, 2005, the closing date, the Company and RCI will pay $4,705,000 in consideration of (i) the transfer of RCI shares to the Company by RCI Shareholders and (ii) the transfer by a shareholder of RCI to RCI of certain goodwill pursuant to a related Goodwill Purchase Agreement. As express conditions to the consummation of the transactions contemplated by the Agreement (i) the Company will enter into a warrant purchase agreement to acquire an outstanding warrant to purchase approximately 20% of RCI for $1,200,000. Accordingly, the total consideration for the purchase of RCI will be approximately $5,905,000, of which $4,100,000 will be paid in cash on the Closing Date, with the balance of $1,805,000 payable pursuant to promissory notes payable over a two-year period. The Notes Payable include a $95,000 shareholder loan receivable as an offset to the above notes.

PRO FORMA ADJUSTMENTS

The Company's pro forma condensed combined balance sheets as of December 31, 2004 and March 31, 2005 give effect to 1) adjustments necessary to reach the pro forma value of common stock of the merged entity, 2) cash paid, a note payable issued and other consideration for the purchase of RCI, 3) convertible notes issued to raise proceeds for working capital and the completion of the acquisition of RCI and 4) excess of value of cash, note issued and other consideration for the acquisition of RCI over net book value of RCI assets. The allocation of the purchase price for RCI has not yet been completed and will be reflected in a later filing. Accordingly the proforma condensed combined balance sheets do not reflect any allocation or amortization of covenants not to compete or any other intangible assets reflected in the excess of the purchase price over the value of the net assets acquired. The excess of purchase price over value of net assets acquired reflected in the balance sheet at the actual date of acquisition may differ from that shown in these proforma condensed combined financial statements.